  EXHIBIT 10.1

[Loeb Draft | June 9, 2026]

STOCK PURCHASE AGREEMENT

Between and among

MJG Polo LLC, as “Buyer”

Compass North Holdings Limited, as “Seller”

and

Stark Focus Group Inc., as the “the Company”

Dated June 9, 2026

STOCK PURCHASE AGREEMENT, dated June 9, 2026, between and among MJG Polo LLC, a limited liability company formed under the laws of Delaware (the “Buyer”), Stark Focus Group Inc., a company formed under the laws of Nevada (the “Company”), and Compass North Holdings Limited, a company formed under the laws of England (the “Seller”).

W I T N E S S E T H:

WHEREAS, Sellers owns 8,300,000 shares (the “Shares”) of common stock, $0.0001 par value per share (the “Common Stock”), of the Company, representing 83.43% of the issued and outstanding shares of Common Stock; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Buyer, Seller and the Company hereby agree as follows.

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Buyer” has the meaning specified in the recitals to this Agreement.

“Closing” has the meaning specified in Section 2.03.

“Closing Date” has the meaning specified in Section 2.03.

“Common Stock” has the meaning specified in the recitals to this Agreement.

“Company” has the meaning specified in the recitals to this Agreement.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Existing Indebtedness” means (a) the promissory note, dated July 20, 2024, between the Company and Seller; (b) the demand loan facility, dated January 1, 2024 between the Company and Seller; and (c) the convertible notes (the “Convertible Notes”), issued by the Company to Jiang Wen Feng between December 31, 2023 and September 30, 2025, each as described in the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2025.

“Governmental Authority” means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or un-matured or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Loss” has the meaning specified in Section 7.01.

“Material Adverse Effect” means any circumstance, change in, or effect on the business of the Company that, individually or in the aggregate with any other circumstances, changes in, or effects on, the business of the company: (a) is, or could be, materially adverse to the business, operations, assets or Liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company or (b) could adversely affect the ability of Buyer or the Company to operate or conduct any lawful business.

“Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

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“Purchase Price” has the meaning specified in Section 2.02.

“Shares” has the meaning specified in the recitals to this Agreement.

“SEC” has the meaning specified in Section 3.07.

“Seller” has the meaning specified in the recitals to this Agreement.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

“Transaction Agreements” is defined in Section 3.01(a).

ARTICLE II

PURCHASE AND SALE

SECTION 2.01 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of any Encumbrance.

SECTION 2.02 Purchase Price. The total purchase price for Seller’s Shares shall be US$355,000 (the “Purchase Price”).

SECTION 2.03 Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York at 10:00 A.M. New York time two business days following satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VI, or at such other place or at such other time or on such other date as Seller and Buyer may agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

SECTION 2.04 Closing Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer:

(a) the Shares, delivered to buyer in book-entry form to an account of the Buyer held at the transfer agent for the Company;

(b) a receipt for the Purchase Price; and

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(c) the certificates and other documents required to be delivered pursuant to Section 6.02.

SECTION 2.05 Closing Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller:

(a) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account; and

(b) the certificates and other documents required to be delivered pursuant to Section 6.01.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY AND SELLER

As an inducement to Buyer to enter into this Agreement, each of Seller and Company hereby represents and warrants to Buyer as follows (provided, that Company does not make any representation or warranty with respect to Section 3.01).

SECTION 3.01 Representations and Warranties of Seller alone.

(a) Organization, Authority and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority to execute, deliver, and perform each Transaction Agreement. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary. The execution, delivery, and performance of this Agreement and any other agreement contemplated to be signed, delivered, and performed hereby or signed and delivered in furtherance of the transactions contemplated hereby (the “Transaction Agreements”) by Seller, have been duly authorized by all requisite action on the part of Seller. Each Transaction Agreement to which Seller is or is to be a party has been, or, upon its execution and delivery by Seller shall have been, duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) each Transaction Agreement to which Seller is a party constitutes or will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(b) Title to Shares, etc. Seller has good and marketable title to the Shares, free and clear of any Encumbrance. The Shares have been legally and validly issued are fully paid and nonassessable. Except pursuant to the Transaction Agreements, Seller has no agreement, arrangement, or understanding with respect to the Shares or Seller’s ownership thereof.

(c) No Seller Conflict. The execution, delivery and performance of each Transaction Agreement by Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the Memorandum of Association or By-Laws (or similar organizational documents) of Seller, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to Seller or any of its assets, properties, or business, or require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares or on any of the assets or properties of Seller.

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(d) Full Disclosure. Seller is not aware of any facts pertaining to the Company that affect adversely the Company or which are likely in the future to affect the Company adversely, except as disclosed in this Agreement or pursuant hereto. No representation or warranty of Seller in any Transaction Agreement or any statement or certificate furnished or to be furnished to Buyer pursuant to any Transaction Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading, except that this representation is not made with respect to Section 3.01 by Seller, except with respect to itself.

SECTION 3.02 Organization, Authority and Qualification of the Company. The Company is a company duly organized, validly existing and in good standing under the laws of Nevada and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated, or leased by it and to execute, deliver, and perform the Transaction Agreements. All corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under, or results in a violation of any provision of its Articles of Incorporation or By-laws. Complete and accurate copies of the Articles of Incorporation and By-laws of the Company, each as in effect on the date hereof, have been delivered by the Company to Buyer. The execution, delivery, and performance of each Transaction Agreement to which the Company is or shall be a party have been duly authorized by all requisite action on the part of the Company. Each Transaction Agreement to which the Company is or is to be a party has been, or, upon its execution and delivery by the Company shall have been, duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Buyer) each Transaction Agreement to which the Company is a party constitutes or will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

SECTION 3.03 Capital Stock of the Company; Ownership of the Shares. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock. As of the date hereof, 9,948,330 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Common Stock was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements, or commitments of any character relating to unissued capital stock of the Company or obligating the Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company, other than the Convertible Notes, which convertible notes will have been fully repaid or canceled, without any conversion thereof, on or prior to the Closing Date. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Company has not taken any action in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution, or liquidation, except as contemplated by the Transaction Documents. The Shares constitute 83.43% of the issued and outstanding capital stock of the Company, and, upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of Buyer in the stock records of the Company, Buyer, assuming it shall have purchased the Shares for value in good faith and without notice of any adverse claim, will own 83.43% of the issued and outstanding capital stock of the Company. Upon consummation of the transactions contemplated by this Agreement, the Shares will be fully paid and nonassessable.

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(b) The stock register of the Company accurately records: (i) the name and address of each Person owning shares of capital stock of the Company and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

SECTION 3.04 Subsidiaries. There are no corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same.

SECTION 3.05 Corporate Books and Records. The minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Board of Directors and all committees of the Board of Directors of the Company. Complete and accurate copies of all such minute books and of the stock register of the Company have been provided by Seller to Buyer.

SECTION 3.06 No Conflict. The execution, delivery and performance of this Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the Articles of Incorporation or By-Laws (or similar organizational documents) of the Company, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to the Company’s or any of its assets, properties, or businesses, or other order of, action by, filing with or notification to any Governmental Authority, or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Company’s assets or properties.

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SECTION 3.07 SEC Reports. The Company has filed or furnished all reports, statements, or other documents required to be filed or furnished by it with the U.S. Securities and Exchange Commission (the “SEC”) that it was required to file through the date hereof, and each filed or submitted report complied with all requirements applicable thereto and did not contain any misleading statement or omit to make any statement necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.08 No Undisclosed Liabilities, Assets, or Commitments. Except for the Transaction Agreements and the Existing Indebtedness, the Company has no liabilities or commitments, or contingent liabilities or commitments, and is not party to any material agreement, arrangement, or understanding. Since May 20, 2023, the Company has owned no material assets and has had no employees and has not engaged in any business. Cao Zhi Fen is the Company’s sole director and officer.

SECTION 3.09 Litigation; Legal Compliance. The Company is not party or subject to any lawsuit, investigation, or proceeding; none has been threatened; and there is no basis therefor. The Company is, and since June 1, 2021 has been, in full compliance with all Laws applicable to it or its assets and properties.

SECTION 3.10 Taxes. The Company has filed all Tax returns or similar reports ever required to be filed by and paid all Taxes ever owed, in all cases, in full compliance with applicable law.

SECTION 3.11 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or the Company.

SECTION 3.12 Organization, Authority and Qualification of the Company. The Company is a company duly organized, validly existing and in good standing under the laws of Nevada and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated, or leased by it and to execute, deliver, and perform the Transaction Agreements. All corporate actions taken by the Company have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under, or results in a violation of any provision of its Articles of Incorporation or By-laws. Complete and accurate copies of the Articles of Incorporation and By-laws of the Company, each as in effect on the date hereof, have been delivered by the Company to Buyer. The execution, delivery, and performance of each Transaction Agreement to which the Company is or shall be a party have been duly authorized by all requisite action on the part of the Company. Each Transaction Agreement to which the Company is or is to be a party has been, or, upon its execution and delivery by the Company shall have been, duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Buyer) each Transaction Agreement to which the Company is a party constitutes or will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

OF THE BUYER

As an inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants to Seller as follows.

SECTION 4.01 Organization and Authority of Buyer. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of Delaware and has all necessary corporate power and authority to execute, deliver, and perform each Transaction Agreement. The execution, delivery, and performance of each Transaction Agreement to which Buyer is or shall be a party have been duly authorized by all requisite action on the part of Buyer. Each Transaction Agreement to which Buyer is or is to be a party has been, or, upon its execution and delivery by Buyer shall have been, duly executed and delivered by Buyer, and (assuming due authorization, execution, and delivery by each other party thereto) constitutes or will constitute a legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

SECTION 4.02 No Conflict. The execution, delivery and performance of each Transaction Agreement by Buyer do not and will not (a) violate, conflict with or result in the breach of any provision of the charter, bylaws, or similar organizational documents of Buyer, (b) conflict with or violate any Law or Governmental Order applicable to Buyer or require any consent, approval, authorization, or other order of, action by, filing with, or notification to any Governmental Authority, or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Buyer that would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

SECTION 4.03 Investment Purpose. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

SECTION 4.04 Accredited Investor. Buyer is an Accredited Investor as defined in Rule 501(a) under the U.S. Securities Act of 1933 (the “Securities Act”).

SECTION 4.05 Restricted Securities. Buyer understands and acknowledges that (a) Seller is selling the Shares in reliance upon an exemption from the registration requirements of the Securities Act and that the Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act (b) the Shares have not been and will not be registered under the Securities Act or with any State or other jurisdiction of the United States, nor approved or disapproved by the SEC, any state securities commission in the United States or any other U.S. regulatory authority; (c) Buyer may not offer, sell, pledge or otherwise transfer the Shares at any time, except: (i) to the Company or one of its subsidiaries, (ii) pursuant to a registration statement that has been declared and remains effective under the Securities Act, or (iii) in a transaction that is exempt from the requirements of the Securities Act; and (d) that the Securities will bear a legend to this effect.

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SECTION 4.06 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.01 Conduct of Business Prior to the Closing. Each of Seller and the Company covenants and agrees, jointly and severally, that, between the date hereof and the time of the Closing, the Company shall not conduct any business, except to consummate the transactions contemplated by the Transaction Agreements. Without limitation, since January 1, 2026:

(a) except as necessary to consummate the transactions contemplated by the Transaction Agreements, the Company has not incurred and shall not incur any liability or commitment or any contingent liability or commitment (whether due before or after the Closing) or become party to any agreement; and

(b) the Company has not issued and shall not issue any capital stock.

SECTION 5.02 Non-Solicitation; Confidentiality; Cooperation. Until the Closing or termination of this Agreement:

(a) Seller will not transfer any of its Shares, or any interest therein, or engage in any discussion either directly or indirectly with any third party with regard thereto, other than as necessary for consummating the transactions contemplated by the Transaction Agreements;

(b) none of Seller or Buyer will disclose, and Seller will cause the Company to not disclose, the existence of the Transaction Agreements, or the subject matter thereof, other than as necessary for consummating the transactions contemplated by the Transaction Agreements or as required by applicable law, rule, regulation, regulatory inquiry or other judicial process;

(c) Seller will cooperate and cause the Company and its professionals to cooperate with Buyer to facilitate Buyer’s legal, financial, and operational due diligence of the Company; and

(d) Each of the parties shall use reasonable efforts to cause the satisfaction of the conditions to the obligation of the other parties to consummate the transactions contemplated by the Transaction Agreements and otherwise to cause the Closing to occur, including in making all required filings with or obtaining any approval from all required Government Authorities and notices to or obtaining required consents of other third parties.

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ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.01 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions.

(a) Representations, Warranties and Covenants. The representations and warranties of Buyer contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date; Buyer shall have performed all obligations under the Transaction Agreements required to be performed by it as of the Closing.

(b) No Proceeding or Litigation. No Action. shall have been commenced by or before any Governmental Authority against Seller, the Company, or Buyer, seeking to restrain or materially and adversely alter the transactions contemplated by the Transaction Agreements that, in the reasonable, good faith determination of Seller, is likely to render it impossible or unlawful to consummate such transactions.

SECTION 6.02 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions.

(a) Representations, Warranties, and Covenants. The representations and warranties of each of Seller and the Company contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made as of the Closing; each of Seller and the Company shall have performed all obligations under the Transaction Agreements required to be performed by it as of the Closing; and Buyer shall have received a certificate of each of Seller and the Company to such effect signed by a duly authorized officer thereof.

(b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against Seller, the Company, or Buyer, seeking to restrain or materially and adversely alter the transactions contemplated hereby which Buyer believes, in its reasonable, good faith determination, is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement or that could have a Material Adverse Effect.

(c) Resolutions of Seller. Buyer shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Seller, of the resolutions duly and validly adopted by the Board of Directors of Seller evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

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(d) Consents and Approvals. Buyer, the Company, and Seller shall have received or made, each in form and substance satisfactory to Buyer in its reasonable, good faith determination, all required filings and approvals from all Government Authorities and notices to or required consents of any other third parties that Buyer shall deem appropriate for the consummation of the transactions contemplated by the Transaction Agreements.

(e) Resignations. Buyer shall have received the resignations, effective as of the Closing, of all the directors and officers of the Company, and such persons as Buyer shall have designated shall have been elected as directors and officers of the Company.

(f) Organizational Documents. Buyer shall have received a copy of (i) the Memorandum of Association, as amended (or similar organizational documents), of the Company and Seller, certified by the responsible official of the jurisdiction in which such entity is incorporated or organized, as of a date not earlier than five Business Days prior to the Closing Date and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the Closing Date, stating that no amendments have been made to such Memorandum of Association (or similar organizational documents) since such date, and (ii) the By-laws (or similar organizational documents) of the Company and Seller, certified by the Secretary or Assistant Secretary of each such entity.

(g) Minute Books. Buyer shall have received a copy of the minute books and stock register of the Company, certified by the Secretary or Assistant Secretary as of the Closing Date.

(h) Good Standing; Qualification to Do Business. Buyer shall have received good standing certificates for the Company from the responsible official of the jurisdiction in which such entity is incorporated or organized and from the responsible official in each other jurisdiction in which the properties owned or leased by the Company, or the operation of its business in such jurisdiction, requires the Company to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five Business Days prior to the Closing Date and accompanied by bring-down certificates dated the Closing Date.

(i) Due Diligence. Buyer shall have completed all of its business, legal, and accounting due diligence with respect to the Company and shall be satisfied with the results thereof.

(j) Financial Statements. The Company shall have delivered to Buyer its audited financial statements for the year ended December 31, 2025, in form required, in all material respects, as filed in the Company’s annual report on Form 10-K for such year and obtained the written agreement of its auditors to fully cooperate and sign all opinions, consents, or other documents necessary for including the financial statements in any required filing with the SEC. Such financial statements (a) shall have been prepared in accordance with the books of account and other financial records of the Company, (b) shall present fairly the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (c) shall have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company, and (d) shall include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby.

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(k) Financial Condition, etc. As of the Closing, the Company shall have no assets, other than its franchise and its books and records. As of the Closing, the Company shall have no liabilities or commitments and shall not be party to any material agreements, in each case other than the Transfer Agreements.

(l) OTC Quotation. The Company’s Common Stock shall be quoted on the OTC Pink Limited Market, and the Company shall be in compliance with applicable requirements to file and furnish reports, statements, and other documents with the SEC.

(m) No Material Adverse Effect. No event or events shall have occurred, or be reasonably likely to occur, which, individually or in the aggregate, have, or could have, a Material Adverse Effect.

(n) Cancelation of Existing Indebtedness. The Company shall have no outstanding loans or indebtedness, and the Existing Indebtedness of the Company shall have been canceled by or repaid to the makers of such indebtedness, and the Seller shall have provided to the Buyer true and accurate copies of agreements or written receipts evidencing such cancelation or repayment. No Convertible Notes shall have been converted into equity of the Company.

ARTICLE VII

INDEMNIFICATION

SECTION 7.01 Indemnification by the Company and Seller. The Company and Seller, jointly and severally (except for the representations and warranties contained in Section 3.01, with respect to which any Liability under this Section 7.01 shall be several) shall indemnify Buyer and its Affiliates, officers, directors, employees, agents, successors and assigns with respect to and hold them harmless from any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a “Loss”), arising out of or resulting from:

(a) the breach of any representation, warranty, or covenant made in any Transaction Agreement by the Company or Seller; or

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(b) the ownership of the Shares or the Company’s operations at any time before the Closing.

SECTION 7.02 Notice and Procedure. Any Person entitled to indemnification hereunder shall (a) give prompt written notice to each indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The failure of an indemnified party to give notice pursuant to clause (a) above shall not relieve any indemnifying party of its obligations hereunder except to the extent such indemnifying party shall have been prejudiced thereby. An indemnifying party shall not be obligated to bear the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party, unless, in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to bear the fees and expenses of such additional counsel or counsels. The indemnified party shall cooperate in any defense assumed by the indemnifying party and, at its own expense, may participate in the defense of any claim.

ARTICLE VIII

TERMINATION AND WAIVER

SECTION 8.01 Termination. Without limiting any other remedy available to any party, this Agreement may be terminated at any time prior to the Closing:

(a) by Buyer, if there shall be or have been any breach of any representation, warranty, or covenant made in any Transaction Agreement by the Company or Seller or any condition in Section 6.02 shall not have been satisfied as of the Closing;

(b) by Seller if there shall be or have been any breach of any representation, warranty, or covenant made in any Transaction Agreement by Buyer or any condition in Section 6.01 shall not have been satisfied as of the Closing; and

(c) by either party not at fault, if the Closing shall not have occurred by June 30, 2026.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

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SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

(a)	if to Seller:

Compass North Holdings 38 S Federal Highway #10-199 Dania Beach, FL 33004 Attention: ZF Cao e-mail: compassnorth_holdings@mailfence.com

(b)	if to Buyer:

MJG Polo LLC

c/o Lucid Capital Markets

570 Lexington Avenue, 40th Fl

New York, NY 10022

Attention:

John Lipman

e-mail: jlipman@lucidcm.com

with a copy to :

Loeb & Loeb, LLP

345 Park Avenue New York, NY  10154 e-mail: mnussbaum@loeb.com Attention: Mitchell Nussbaum

SECTION 9.03 Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

SECTION 9.04 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.05 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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SECTION 9.06 Entire Agreement. This Agreement and the other Transaction Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between Seller and Buyer with respect to the subject matter hereof and thereof.

SECTION 9.07 Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Seller and Buyer (which consent may be granted or withheld in the sole discretion of Seller or Buyer); provided, that Buyer may assign this Agreement to an Affiliate of Buyer without the consent of Seller.

SECTION 9.08 No Third Party Beneficiaries. Except for the provisions of Article VII, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 9.09 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Company, Seller and Buyer.

SECTION 9.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts negotiated, executed, and to be performed entirely in that state by residents thereof.

SECTION 9.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

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IN WITNESS WHEREOF, Buyer, Seller, and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MJG Polo LLC

By
Name:
Title:

Compass North Holdings Limited

By
Name:
Title:

Stark Focus Group Inc.

By
Name:
Title:

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